Exhibit 99.1

ANALOG POWER MANAGEMENT SEMICONDUCTOR BUSINESS

(A BUSINESS UNIT OF IPCORE TECHNOLOGIES CORPORATION)

COMBINED STATEMENTS OF REVENUES AND OPERATING EXPENSES

AND COMBINED STATEMENTS OF ASSETS SOLD AND LIABILITIES

TRANSFERRED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of IPCore Technologies Corporation:

We have audited the accompanying combined statements of assets sold and liabilities transferred as of December 31, 2005 and 2004 and combined statements of revenue and operating expenses for the years ended December 31, 2005 and 2004 of the Analog Power Management Semiconductor Business (the “Business”), a business unit of IPCore Technologies Corporation (“IPCore”). These statements (collectively, referred as the “Financial Information”) are the responsibility of the management of IPCore. Our responsibility is to express an opinion on the Financial Information based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Information is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Information. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Financial Information. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the Financial Information referred to above has been prepared in connection with the Share and Asset Purchase Agreement between IPCore and Advanced Analogic Technologies Inc. (“AATI”) dated October 31, 2006 for the sale of certain shares and assets and the transfer of certain liabilities to AATI, and is not intended to be a complete presentation of the Business’ assets and liabilities and operating results.

In our opinion, the Financial Information referred to above presents fairly, in all material respects, the assets sold and liabilities transferred of the Business at December 31, 2005 and 2004 and the revenue and operating expenses for the years ended December 31, 2005 and 2004 of the Business described in Note 1 in conformity with accounting principles generally accepted in the United States of America.

As disclosed in Note 4, the Business and its former parent, IPCore, engaged in extensive inter-company transactions, and the Business relied on its former parent for substantially all of its operational and administrative support. The cost of such support services is allocated to the Financial Information on a basis that management believes is appropriate to fairly reflect the services received by the Business. The amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the Financial Information had the Business been an entity operated independently of its former parent.

Ernst & Young Hua Ming

Shanghai, People’s Republic of China

December 29, 2006

ANALOG POWER MANAGEMENT SEMICONDUCTOR BUSINESS

(A BUSINESS UNIT OF IPCORE TECHNOLOGIES CORPORATION)

COMBINED STATEMENTS OF REVENUES AND OPERATING EXPENSES

	(Unaudited) Nine months Ended September 30,		Year ended December 31,
	2006	2005	2005	2004
	(US dollars in thousands)
Revenues, net	2,051	92	549	—

Operating expenses (Note 4):
Cost of products sold	1,129	51	412	—
Cost of service	8	—	—	—
Research and development expenses	2,115	1,154	1,719	1,076
Selling, general and administrative expenses	761	560	818	237

Total operating expenses	4,013	1,765	2,949	1,313

Shortfall of revenues over operating expenses	(1,962)	(1,673)	(2,400)	(1,313)

The accompanying notes are an integral part of the Financial Information.

ANALOG POWER MANAGEMENT SEMICONDUCTOR BUSINESS

(A BUSINESS UNIT OF IPCORE TECHNOLOGIES CORPORATION)

COMBINED STATEMENTS OF ASSETS SOLD AND LIABILITIES

TRANSFERRED

	(Unaudited) September 30, 2006	December 31, 2005	December 31, 2004

	(US dollars in thousands)
ASSETS SOLD
Cash in bank	273	1	—
Accounts receivable, less allowance for bad debts of $27, $7 and Nil s of September 30, 2006, December 31, 2005 and 2004 respectively	486	321	—
Inventory, less allowance for excess and obsolete inventory of $62, $10 and Nil as of September 30, 2006, December 31, 2005 and 2004 respectively	312	90	—
Other receivables and deposits	86	78	—
Deferred expenditure	207	140	56
Due from IPCore	244	—	—
Property and equipment, net	854	701	814

Total assets sold	2,462	1,331	870

LIABILITIES TRANSFERRED
Accounts payable	595	494	—
Deferred revenue	216	169	70
Capital lease obligation	340	—	—
Other liabilities	127	48	21

Total liabilities transferred	1,278	711	91

Assets sold net of liabilities transferred	1,184	620	779

The accompanying notes are an integral part of the Financial Information.

ANALOG POWER MANAGEMENT SEMICONDUCTOR BUSINESS

(A BUSINESS UNIT OF IPCORE TECHNOLOGIES CORPORATION)

NOTES TO FINANCIAL INFORMATION

1. Overview & Basis of Presentation

Overview

The Analog Power Management Semiconductor Business (“we”, “us”, “Analog Business”, “our Business”, or “the Business”) operates as a business unit of IPCore Technologies Corporation (“IPCore”). We focus on the design and development of integrated circuit products used in power management and sales of related products.

Basis of Presentation

Prior to September 1, 2006, we operated as part of IPCore, and not as a stand-alone company. On September 3, 2006, IPCore entered into a share and asset purchase agreement (“the Agreement”) with Advanced Analogic Technologies Inc. (“AATI”) providing for the sale of (i) all the issued and outstanding shares of capital stock of Analog Power Semiconductor Corporation (“AP Semi”), organized under the laws of the Cayman Islands, a wholly-owned subsidiary of IPCore, which is the parent of a wholly-owned subsidiary, Analog Power Semiconductor (Shanghai) Co., Ltd. (“AP Semi Shanghai”), organized under the laws of the People’s Republic of China (the “PRC”) and (ii) substantially all of the assets and certain liabilities of our Business to AATI (the “Acquisition”. Under the terms of the Agreement, the purchase price payable will be $22 million, subject to adjustments. The transaction is subject to other customary closing conditions. The transaction was closed on October 31, 2006 and upon completion of the transaction, certain clauses in the Agreement have been revised and an amended and restated share and asset purchase agreement (the “Revised Agreement”) was entered (see Note 16, “Subsequent Events”).

The Analog Business being acquired consists of portions of various subsidiaries of IPCore and, in the aggregate, is a small portion of IPCore’s business. At the Acquisition, certain portions of the Analog Business owned by IPCore and IPCore Technology (Shanghai) Co., Ltd., a wholly-owned subsidiaries of IPCore, were transferred at historical cost basis into AP Semi or assigned at historical cost basis into AP Semi Shanghai. Prior to the Acquisition, both AP Semi and AP Semi Shanghai were inactive entities which were used by IPCore to facilitate sale of the Analog Business. In addition to the portions of the Analog Business that were transferred into AP Semi or assigned into AP Semi Shanghai, AATI also acquired certain other assets and assumed certain other liabilities which were held by two other wholly-owned subsidiaries of IPCore namely, Artlogic Inc., a company incorporated in Japan and IPCore Technologies USA, Inc., a company incorporated in the United States of America (the “U.S.”).

1. Overview & Basis of Presentation (continued)

Basis of Presentation (continued)

The combined statements of assets sold and liabilities transferred of the Business as of September 30, 2006 and December 31, 2005 and 2004, and statements of revenues and operating expenses for the nine months ended September 30, 2006 and 2005, and years ended December 31, 2005 and 2004 (the “Relevant Period”), herein after referred as Financial Information, have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission. The combined statements of assets sold and liabilities transferred include only specific assets and liabilities included in the transaction defined in the Agreement. USGAAP financial statements were not previously prepared for the Analog Business as IPCore’s management has never viewed the Analog Business as an autonomous business entity and the Analog Business has never been consolidated or accounted for separately, nor have standalone financial statements for the Analog Business been prepared from the underlying accounts that would permit preparation of separate audited financial statements for the Analog Business. Furthermore, the Analog Business has never had its own sales force or its own infrastructure or separate functions such as legal, credit, accounting, shipping, invoicing or the related operations. The information regarding cash management transactions was not, in some instances, allocated to the Analog Business and is not otherwise readily available. As a result, IPCore is unable to provide complete financial information for the Analog Business. Based on the foregoing, complete balance sheet and income statement information, and consequently complete cash flow information, for the Analog business cannot be compiled. As a result, full audited financial statements have not been provided.

The combined statements of revenues and operating expenses include all historical revenues relating to the Analog Business, all related cost of products sold, research and development expenses, selling, general and administrative expenses directly associated with producing the revenues reflected in the statements. Operating expenses also include allocations of certain other research and development costs and other general and administrative expenses, such as information technology resources and support; finance, accounting, and auditing expenses; human resources activities; treasury services; legal advisory expenses, as well as the cost sharing arrangements from the IPCore agreement with third parties covering office lease and property management agreements and software license and maintenance agreements. Certain other expenses and income such as interest income, interest expense and income taxes have been excluded from the accompanying combined statements of revenues and operating expenses as it is not practical to isolate or allocate such expenses and income to the Business. The accompanying combined statements of assets sold and liabilities transferred have been derived from the accounting records of IPCore. The Financial Information is not intended to be a complete representation of the financial position or results of operations for the Business on a stand-alone basis, nor are they indicative of the results to be expected from future operations of the Business.

Management believes the assumptions and allocations underlying the combined statements of assets sold and liabilities transferred and the related combined statements of revenues and operating expenses are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis that IPCore and we consider to be a reasonable reflection of the utilization of services provided or the benefit received by us during the periods presented.

1. Overview & Basis of Presentation (continued)

Basis of Presentation (continued)

However, the amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the Financial Information had we been an entity that operated independently of IPCore. Consequently our future results of operations after our separation from IPCore will include costs and expenses for us to operate as a business unit, and these costs and expenses may be materially different from our historical results of operations and financial position. Accordingly, the Financial Information for these periods is not indicative of our future results and financial position.

2. Summary of Significant Accounting Policies

Principles of combination. All significant intra-company transactions within the Business have been eliminated. All significant transactions between us and other businesses of IPCore are included in the Financial Information. All intercompany transactions are considered to be effectively settled for cash at the time the transaction is recorded. Certain assets and liabilities of our Business, which are included in this Financial Information, may, or may not be indicative of our Business on a stand-alone basis or as an operating unit of IPCore.

Use of estimates. The preparation of combined statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statements and accompanying footnotes. Management bases its estimates on historical experience and various other assumptions believed to be reasonable. Although these estimates are based on management’s best knowledge of current events and actions that may impact the Business in the future, actual results may be different from the estimates.

Revenue recognition. The Business’ revenue is derived from two primary sources: sale of chips and provision of design services.

We recognize revenue from the sale of chips to end-user customers, provided that (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the price is fixed or determinable and (4) collectibility is reasonably assured. Delivery is considered to have occurred when title passes to the buyer. We consider the price to be fixed or determinable when the price is not subject to refund or adjustments or when any such adjustments are accounted for. We evaluate the creditworthiness of our customers to determine that appropriate credit limits are established prior to the acceptance of an order.

When we sell products to distributors, we recognize revenue when inventory has been delivered to location specified by distributors, provided that there is evidence of contractual arrangement with the distributor, the price is fixed or determinable, collection of the resulting receivable is probable and there are no significant remaining obligations. The distributor arrangements do not provide a right of return and it is not our practice to accept return.

Service revenue consists of design service fees. We enter into arrangements with customers for the design of chips. Service revenue is recognized upon completion and acceptance from customers of chip design.

2. Summary of Significant Accounting Policies (continued)

Cost of products sold. Cost of products sold includes all variable costs associated with the manufacture of analog products, including processing and packaging fees from third parties. Cost of products sold also includes estimated warranty costs and charges for excess inventory and obsolescence. See Note 6, “Inventory”.

Warranty costs. We recognize estimated warranty costs for products sold at the time of sale of the product based on management estimates of the amount that will eventually be required to settle such obligations. Management’s estimates are adjusted periodically to reflect actual experience. These warranty costs are recognized in cost of products sold without the corresponding warranty liabilities. Such obligations for all products sold before the acquisition date are born by IPCore and not assumed by AATI. Accordingly, the warranty liabilities are not presented in the statement of assets sold and liabilities transferred.

Research and development expenses. Costs related to research and development of our products are charged to research and development expenses as they are incurred. Research and development expenses are primarily incurred in China, Japan and the U.S. to develop, support and maintain analog products’ compatibility with various industry standards.

Selling, general and administrative expenses. Selling, general and administrative expenses are primarily costs incurred by our personnel located in China, Japan and the U.S. as well as certain costs allocated to the Business, which are more fully described in Note 4. Selling expenses also include costs of shipping and handling.

Stock-based compensation. Our employees participated in IPCore’s stock-based compensation plan, which is more fully described in Note 5. Prior to January 1, 2006, the Business measured compensation cost for employee stock-options at fair value under the recognition and measurement provisions of Financial Accounting Standards Board Statement No. 123, “Accounting for stock-based compensation” (“SFAS 123”). IPCore started to grant stock-options to the Business’ employees in 2002. As a result of this, the Business adopted SFAS 123 on January 1, 2002 using the prospective method described under Financial Accounting Standards Board Statement No. 148, “Accounting for stock-based compensation, transition and disclosures” (“SFAS 148”). As permitted by SFAS 123, the Business elected to expense the fair value of its employee stock options.

Effective January 1, 2006, the Business adopted Financial Accounting Standards Board Statement No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires the recognition of fair value of stock compensation as an expense in the calculation of shortfall of revenues over operating expenses. The Business has elected the modified prospective transition method for adopting SFAS 123R.

Compensation cost recognized in the nine-month period ended September 30, 2006 includes (1) compensation for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123 and (2) compensation cost for all share-based payments granted subsequently to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123R. Results for prior periods have not been restated.

2. Summary of Significant Accounting Policies (continued)

We account for stock-based awards to our employees, based on the estimate of fair value of IPCore’s stock, using a Binomial option pricing model. We record stock compensation expense ratably over the vesting period of the award. The fair value of options granted was estimated at grant date using a Binomial option pricing model with the following assumptions:

	(Unaudited) Nine months Ended September 30,		Year ended December 31,
	2006	2005	2006	2005
Risk-free interest rate for options	2.92%	2.95-3.96%	2.84-3.96%	2.76-4.34%
Dividend yield	0%	0%	0%	0%
Volatility for options (1)	42.01-47.11%	48.26-50.52%	47.36-50.52%	50.52-52.31%
Expected option life	8 years	8 years	8 years	8 years

(1)	The expected volatility rate is determined with reference to the MSCI China Free Information Technology Index (“MSCI Index”), which is a capitalization weighted index that monitors the performance of listed companies in the information technology sector in the PRC as IP Core is a non-public company and it is unable to make reference to volatility of peer companies which are comparable. We believe the MSCI Index provides the best available indicator of the expected volatility used in our estimates.
(2)	The estimated fair value of each of the IPCore’s shares ranged from $0.046 to $0.186 for the years 2002 to 2006.

Accounts receivable. Accounts receivable are stated at nominal value net of allowance for bad debts. We monitor the collectibility of accounts receivable primarily through review of the accounts receivable aging. When facts and circumstances indicate the collection of specific amounts or from specific customers is at risk, we assess the impact on amounts recorded for bad debt and, if necessary, record a charge in the period such determination is made. In addition, we reserve a percentage of accounts receivables according to the age of debts. To date, we have not experienced significant write-offs of accounts receivable due to uncollectibility.

Inventory. Inventory is stated at the lower of cost (weighted average method) or market value. Cost components include direct materials and amounts paid to subcontractors. Inventory consists of work in progress (principally processed wafers and products held by subcontractors) and finished goods. We assess the valuation of our inventory on a timely basis and periodically write down the value for estimated excess and obsolete inventory based on estimates about future demand. In addition, we reserve a percentage of inventory balances according to their aging.

Property and equipment. Property and equipment are stated at historical cost less accumulated depreciation and amortization. Additions, improvements and major renewals are capitalized; maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are removed from our general ledger and the resulting gain or loss is reflected in the combined statements of revenues and operating expenses. Depreciation and amortization of property and equipment is calculated using the straight-line method to allocate cost to their residual values over their estimated useful lives, as follows:

2. Summary of Significant Accounting Policies (continued)

Leasehold improvement	2 years *
Machinery and equipment	3 - 6 years
Motor vehicles	5 years
Software	2 to 5 years

*	Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term.

Software includes software licenses obtained from third parties that are used in the design of chips and that qualify as capital leases. Such licenses are recorded at the net present value of the minimum lease payments and are amortized over the shorter of the license term or the software’s useful life, generally three years.

Impairment of long-lived assets. We continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the undiscounted future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Fair value is determined by discounting the cash flows expected to be generated by the asset, when the quoted market prices are not available for the long-lived assets. Estimated future cash flows are based on assumptions and are subject to risk and uncertainty. There was no significant impairment loss on our long-lived assets during the relevant periods.

Employee benefits. Eligible employees of the Business receive benefits under various provident funds, which are defined contribution plans. Both the employee and the Business make monthly contributions equal to a specified percentage of the covered employee’s salary. The Business has no further obligations under the plans beyond its monthly contributions. These contributions are made to the fund administered and managed by agents of the government of the PRC, Japan and the U.S. The Business’ monthly contributions are charged to income in the period they are incurred.

Foreign currency translation and transaction. The functional currency for many of IPCore’s subsidiaries outside the U.S. is their local currencies based on the criteria of SFAS No. 52 “Foreign Currency Translation”. We are primarily located in the PRC, Japan and the U.S. For those business units that operate in a local currency functional environment, all assets and liabilities are translated into U.S. dollars using period-end exchange rates; revenue and expenses are translated using average exchange rates in effect during the Relevant Period. Transaction gains and losses are reflected in net income.

Deferred expenditure. Expenses incurred in relation to design of chips under contract are capitalized as deferred expenditure. Deferred expenditure comprises payroll and related costs associated with design contracts. We capitalize such expenses in deferred expenditure up to the recoverable amount as stated in design contracts and any further costs incurred are expensed to the combined statement of revenue and operating expenses. Deferred expenditure is recognized as cost of service upon completion and acceptance from customers of chip design.

3. Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, an interpretation of FAS 109, Accounting for Income Taxes” (“FIN 48”), to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Analog Business does not expect that the adoption of FIN 48 will have a significant effect on its results of operations or financial condition.

In June 2006, the Emerging Issues Task Force, or EITF, reached a consensus on Issue No. 06-02, “Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43, Accounting for Compensated Absences”. EITF 06-02 considers whether an employee’s right to a compensated absence under a sabbatical or other similar benefit arrangement (a) that requires the completion of a minimum service period and (b) in which the benefit does not increase with additional years of service, accumulates pursuant to FAS 43, Accounting for Compensated Absences. EITF 06-02 is effective for financial statements issued for fiscal years beginning after December 15, 2006. The Analog Business does not expect that the adoption of EITF 06-02 will have a significant effect on its results of operations or financial condition.

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, “Fair Value Measurements”. SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. Under the standard, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Analog Business does not expect that the adoption of SFAS 157 will have a significant effect on its results of operations or financial condition.

4. Transactions and Balances between the Analog Business and IPCore

Allocated Costs

The combined statements of revenue and operating expenses includes our operating expenses for cost of products sold, research and development expenses, and selling, general and administrative expenses directly associated with producing the revenue reflected in the Financial Information as well as allocations of expenses arising from shared services and infrastructure provided by IPCore to us. These allocated expenses include certain other research and development costs and other general and administrative expenses, such as information technology resources and support; finance, accounting, and auditing expenses; human resource activities; treasury services; legal advisory expenses, as well as the cost sharing arrangements from IPCore agreements with third parties covering office lease and property management agreements and software license and maintenance agreements. These expenses are allocated to us using estimates that we consider to be a reasonable reflection of the utilization of services provided to or benefits received by us. The allocation methods include headcount, actual consumption and usage of services. In the opinion of management, this method of allocating costs is reasonable and has been consistently applied. However, the resulting allocated costs are not intended to and do not necessarily equal the costs that the Business would have incurred on a stand-alone basis.

Allocated costs included in the combined statements of revenue and operating expenses are as follows:

	(Unaudited) Nine months Ended September 30,
			Year ended December 31,
	2006	2005	2005	2004
	(US dollars in thousands)
Research and development expenses	149	172	240	86
Selling, general and administrative expenses	268	211	275	191

Total allocated costs	417	383	515	277

Amount due from IPCore

Amount due from IPCore relates to net amount receivable from IPCore in accordance with the Agreement and is unsecured and interest free with no fixed terms of repayment.

5. Stock-Based Compensation

Our employees participated in IPCore’s stock option plan. Each option gives the holder the right to subscribe for one IPCore share at an exercise price ranging from of $0.01 to $0.03 each. In general, options under regular allotment are conditional on the employee completing one to four years’ employment service (“the vesting period”).

We follow the accounting provisions of SFAS No. 123 (for period prior to January 1, 2006), SFAS No. 123(R) (for period after January 1, 2006) and related interpretations for stock-based compensation granted to employees. Accordingly, compensation expense is recognized in our combined statements of revenue and operating expenses on a straight-line basis over the vesting period of the award. Options with different vesting periods are regarded as separate grants and expensed accordingly.

5. Stock-Based Compensation (continued)

As disclosed in Note 16 (a), “Subsequent Events”, IPCore’s stock option plan provided to our employees was terminated on October 26, 2006 upon signing of the termination agreement between IPCore and our employees.

The following table summarizes movements of options granted to our employees for the nine months ended September 30, 2006, and years ended December 31, 2005 and 2004:

	Options	Weighted Average Exercise Price
	(in thousands)
Outstanding as of January 1, 2004	1,926	$0.0199
Granted	380	$0.0295
Cancelled	(115)	$0.0200

Outstanding as of December 31, 2004	2,191	$0.0216
Granted	4,353	$0.0300
Cancelled	(342)	$0.0277

Outstanding as of December 31, 2005	6,202	$0.0272
Granted	1,146	$0.0300
Cancelled	—	—

Outstanding as of December 31, 2006 (Unaudited)	7,348	$0.0276

There were no share options exercised and management did not repurchase any shares option during the Relevant Periods.

The following table summarizes options exercisable and the fair value of options granted to our employees:

	Options	Weighted Average Exercise Price	Value using Binomial Model
	(in thousands)		(US dollars in thousands)
Options exercisable as of January 1, 2004	15	$0.0183
Binomial value of options granted from January 1, to December 31,2004			11
Options exercisable as of December 31, 2004	582	$0.0203
Binomial value of options granted during the year ended December 31, 2005			131
Options exercisable as of December 31, 2005	1,255	$0.0213
Binomial value of options granted from January 1, to September 30, 2006 (Unaudited)			34
Options exercisable as of December 31, 2006 (Unaudited)	3,394	$0.0253

5. Stock-Based Compensation (continued)

The following table summarizes information about all options granted to our employees outstanding at September 30, 2006 (Unaudited):

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.01	10	8.74 years	$0.0100	10	$0.0100
$0.02	1,740	7.49 years	$0.0200	1,530	$0.0200
$0.03	5,598	5.52 years	$0.0300	1,854	$0.0300

	7,348		$0.0276	3,394	$0.0253

The following table summarizes information about share-based compensation expenses charged to the combined statements of revenue and operating expenses for the nine months ended September 30, 2006 and 2005, and years ended December 31, 2005 and 2004:

	(Unaudited) Nine months Ended September 30,		Year ended December 31,
	2006	2005	2005	2004
	(US dollars in thousands)
Research and development expenses	121	86	101	50
Selling, general and administrative expenses	44	30	36	5

Total share-based compensation expenses	165	116	137	55

As of September 30, 2006, there was $177,000 of unrecognized cost related to non-vested share options that is to be recognized over the next 4 years.

6. Inventory

	(Unaudited) September 30, 2006
		December 31, 2005	December 31, 2004
	(US dollars in thousands)
Finished goods	128	10	—
Work in process	246	90	—

	374	100	—
Less: Allowance for excess and obsolete inventory	(62)	(10)	—

Net	312	90	—

The cost of products sold in the combined statements of revenues and operating expenses included inventory-related charges of $1,129,000 and $51,000 for nine months ended September 30, 2006 and 2005 respectively and $412,000 and nil for years ended December 31, 2005 and 2004, respectively.

7. Property and Equipment, Net

	(Unaudited) September 30, 2006	December 31, 2005	December 31, 2004
	(US dollars in thousands)
Leasehold improvements	164	161	157
Machinery and equipment	608	567	401
Motor vehicles	48	47	46
Software	1,021	609	442

Total property and equipment, cost	1,841	1,384	1,046
Accumulated depreciation and amortization	(987)	(683)	(232)

Total property and equipment, net	854	701	814

The operating expenses in the combined statements of revenues and operating expenses included depreciation and amortization expenses of $304,000 and $337,000, respectively for the nine months ended September 30, 2006 and 2005 and $451,000 and $208,000, respectively for the years ended December 31, 2005 and 2004. Software purchased under capital leases during the period ended September 30, 2006 totaled $407,000 and accumulated amortization of software totaled $54,000 as of September 30, 2006. There was no software acquired under capital lease in 2005 and 2004.

8. Other Liabilities

	(Unaudited) September 30, 2006	December 31, 2005	December 31, 2004
	(US dollars in thousands)
Salary payables	55	9	5
Other payables	35	20	10
Accrued expenses	37	19	6

	27	48	21

9. Deferred Revenue

Deferred revenue mainly represents cash received for design services that have not been completed or for which customers’ acceptance have not been obtained as of the reporting date.

10. Employee Retirement Benefit Plans

Pursuant to PRC laws and regulations, contributions to defined contribution retirement plans for PRC employees of IPCore’s Business operating in the PRC are made monthly to a government agent based on 30% of the standard salary set by the municipal government, of which 22% is borne by the Business and the remainder is borne by employees. The government agent is responsible for the pension liabilities relating to such staff on their retirement.

According to the relevant regulations, IPCore’s subsidiary operating in Japan is required to contribute to the employee social security plans for its employees at a rate of 7.32% of the total salary of each employee. The government sponsored plans are responsible for the entire pension obligations payable to retired employees and the Business has no further obligations for the actual pension payments or other post-retirement benefits beyond the contributions.

According to the relevant regulations, IPCore’s subsidiary operating in the U.S. is required to contribute to the employee social security plans for its employees at a rate of 7.65% of the total salary of each employee. The government sponsored plans are responsible for the entire pension obligations payable to retired employees and the Business has no further obligations for the actual pension payments or other post-retirement benefits beyond the contributions.

Costs for All U.S. and Non-U.S. Retirement Benefits. The following table shows the cost of employee retirement benefits over operating expenses of the Business for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004.

	(Unaudited) Nine months Ended September 30,		Year ended December 31,
	2006	2005	2005	2004
	(US dollars in thousands)
Cost of employee retirement benefits
-U.S.	28	25	28	31
-PRC	65	38	55	28
-Japan	10	4	9	—

Total cost of employee retirement benefits	103	67	92	59

11. Combined Statements of Cash flow

The following table summarizes cash flows from operating activities, investing activities and financing activities for our Business for the nine months ended September 30, 2006 and 2005 and years ended December 31, 2005 and 2004. All activities of the Business were funded by IPCore.

	(Unaudited) Nine months Ended September 30,		Year ended December 31,
	2006	2005	2005	2004
	(US dollars in thousands)
Cash flows from operating activities:
Shortfall of revenues over operating expenses	(1,962)	(1,673)	(2,400)	(1,313)
Adjustments to reconcile shortfall of revenues over operating expenses to net cash used in operating activities:
Share based compensation	165	116	137	55
Depreciation and amortization of property and equipment	304	337	451	208
Allowance for bad debts	20	—	7	—
Allowance for excess and obsolete inventory	52	1	10	—
Changes in operating assets and liabilities:
Increase in accounts receivables	(185)	(22)	(328)	—
Increase in inventory	(274)	(73)	(100)	—
Increase in amount due from IPCore	(244)	—	—	—
Increase in other receivables and deposits	(8)	(28)	(78)	—
Increase in deferred expenditure	(67)	(59)	(84)	(56)
Increase in accounts payables	101	218	494	—
Increase in deferred revenue	47	73	99	70
Increase in other liabilities	79	79	27	14

Net cash used in operating activities	(1,972)	(1,031)	(1,765)	(1,022)

Cash flows from investing activity:
Purchase of property and equipment	(50)	(280)	(338)	(799)

Net cash used in investing activity	(50)	(280)	(338)	(799)

Cash flow from financing activity:
Payments on capital lease obligation	(67)	—	—	—

Net cash used in financing activity	(67)	—	—	—

Decrease in cash and cash equivalents	(2,089)	(1,311)	(2,103)	(1,821)

12. Commitments

The Business has operating leases for its offices and staff quarters. The Business also leases certain software that qualifies as capital lease. Future minimum lease payments under non-cancelable operating leases and capital lease that are assumed by AATI as of September 30, 2006 are as follows:

	(Unaudited)
	Operating leases	Capital lease
	(US dollars in thousands)
Years ending December 31
2006	63	26
2007	142	159
2008	—	159
2009	—	53
2010	—	—

Total minimum lease payments	205	397

Less: Amount representing interest		(57)

Present value of minimum lease payments		340

Operating lease expenses recognized in the combined statements of revenues and operating expenses were $150,000 and $80,000, respectively for the nine months ended September 30, 2006 and 2005 and $115,000 and $57,000, respectively for the years ended December 31, 2005 and 2004. The leased offices and staff quarters under non-cancelable operating lease agreements expire at various dates and these leases generally contain renewal options.

There was no interest paid under the capital lease obligation for the nine-month period ended September 30, 2006 as the lease payment commenced after that date. There was no capital lease arrangement in 2005 and 2004.

13. Contingencies

We are not involved in lawsuits, claims, investigations and proceedings, including patent, commercial and environmental matters that arise in the ordinary course of business. There are no such matters pending that we expect to be material in relation to our Business.

14. Segment Reporting

Description of segment. We operate in one business segment. We focus on the design and development of integrated circuit products used in power management.

Major customers. The following table summarizes net revenue for customers, which accounted for 10% or more of net revenue:

			Year ended December 31,
Third Party Customer	(Unaudited) Nine months Ended September 30,
	2006	2005	2005	2004
A	32%	17%	—	—
B	—	52%	—	—
C	—	—	34%	—
D	—	—	19%	—
E	—	—	17%	—

Geographic Information. Net revenues are attributed to the geographic areas based on the location of the customers. Long-lived assets are attributed to geographic areas based on the location of the assets producing the revenue.

	PRC	United States	Japan	Total
Net revenue:
Nine months ended September 30, 2006 (Unaudited)	1,302	676	73	2,051
Nine months ended September 30, 2005 (Unaudited)	76	16	—	92
Year ended December 31, 2005	515	34	—	549
Year ended December 31, 2004	—	—	—	—
Long-lived assets:
September 30, 2006 (Unaudited)	678	33	143	854
December 31, 2005	474	45	182	701
December 31, 2004	756	58	—	814

Included in net revenue for the nine months ended September 30, 2006 are design service fees of $15,000. There were no such service fees recognized in the other years/period.

15. Related party transactions

The principal related party transactions for the nine months ended September 30, 2006 and 2005 and years ended December 31, 2005 and 2004 were as follows:

	(Unaudited) Nine months Ended September 30,		Year ended December 31,
	2006	2005	2005	2004
	(US dollars in thousands)
Purchases of raw materials from CSMC Technologies Fab 1 Co., Ltd.*	851	23	321	—

*	Party connected to a shareholder of IPCore with a common director.

15. Related party transactions (continued)

Amounts due to related parties as of September 30, 2006 and December 31, 2005 and 2004 were as follows:

	(Unaudited)
	September 30, 2006	December 31,
		2005	2004
	(US dollars in thousands)
Due to related parties-trade nature (included in accounts payable):
- CSMC Technologies Fab 1 Co., Ltd.	524	411	—

16. Subsequent Events

(a)	On October 26, 2006, IPCore had entered into the Release Letter, which the employees agreed and acknowledged that IPCore has satisfied its obligations, debts or liabilities involving any aspect of labor service relationship or arising under the Share Allotment Agreements, with respective employees transferred to AATI. As such, IPCore no longer has obligations on the share options granted subsequent to October 26, 2006. Accordingly, Share Allotment Agreements previously entered between the IPCore and employees terminated from the date of the Release Letter.

(b)	On October 31, 2006, we entered into a revised Share and Asset Purchase Agreement with AATI for the sale of certain shares and assets and the transfer of certain liabilities of our Business to AATI for a purchase consideration of $21.5 million out of which $20.1 million is to be paid in cash to IPCore and $1.4 million is to be paid to employees who transferred to AATI. Out of this $1.4 million, 50% was paid in cash at the date of the revised agreement and 50% is payable upon these employees fulfilling a one-year service period from the date of their transfer to AATI.